                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 23, 2003

                               Agere Systems Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                1-16397                                   22-3746606
        (Commission File Number)               (IRS Employer Identification No.)

        1110 American Parkway NE                             18109
        Allentown, Pennsylvania                           (Zip Code)
(Address of principal executive offices)

                                 (610) 712-1000
                         (Registrant's Telephone Number)
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

Exhibit No.        Description
99.1               Earnings release dated July 23, 2003


Item 9.  Regulation FD Disclosure.


         The information contained in this Item 9 of this report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

         On July 23, 2003, Agere Systems issued a press release announcing its financial results for the quarter ended June 30, 2003. A copy of that press release is attached to this report as Exhibit 99.1.

         The press release contains information about our net income, excluding gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; amortization of goodwill and other acquired intangibles; net gain or loss from the sale of operating assets and cumulative effect of an accounting change and about our cash flow from ongoing operations. We believe that information about our net income on this basis will allow investors to more easily compare our financial performance on an operating basis in different fiscal periods and against our prior guidance. We believe that disclosing cash flow from ongoing operations is useful to investors because it shows the progress we are making on improving our cash flow as a result of our restructuring activities and shows the performance of our business on an operating basis.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AGERE SYSTEMS INC.



Date:  July 23, 2003                By:    /s/ John W. Gamble, Jr.
                                           ----------------------------
                                    Name:  John W. Gamble, Jr.
                                    Title: Executive Vice President and
                                           Chief Financial Officer